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                                                                    EXHIBIT 10.1

                                    AGREEMENT

         This AGREEMENT is entered into as of July 25, 2002, by and between Venture Holdings Company, LLC, a Michigan limited liability company (the "Company") and Larry Winget ("Winget").

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties covenant and agree as follows:

1. Definitions.

         1.1 "Bondholders" means the holders of record as of July 10, 2002 of the Company's 9.5% Senior Notes due 2005, 11% Senior Notes due 2007 and 12% Senior Subordinated Notes due 2009.

         1.2 "Credit Agreement" means that certain Credit Agreement, dated as of May 27, 1999, by and among the Company, as successor borrower to Venture Holdings Trust, Bank One, NA, as successor to The First National Bank of Chicago, as agent, and the lenders named therein, as amended.

         1.3 "Domestic Subsidiaries" means any direct or indirect subsidiary of the Company that is organized under the laws of any state of the United States of America or the District of Columbia.

         1.4 "Foreign Subsidiaries" means any direct or indirect subsidiary of the Company other than a Domestic Subsidiary.

         1.5 "German Preliminary Proceeding" means the preliminary insolvency proceedings filed on or about May 28, 2002 by certain managing directors of Peguform GmbH & Co. KG, Venture Verwaltungs GmbH, Venture Beteiligungs GmbH, Venture Germany GmbH.

         1.6 "Indentures" means that certain Indenture dated as of July 1, 1997 governing the 9.5% Senior Notes due 2005, that certain Indenture dated as of May 27, 1999 governing the 11% Senior Notes due 2007 and that certain Indenture dated as of May 27, 1999 governing the 12% Senior Subordinated Notes due 2009.

2. Contribution of Assets. Within forty-five (45) days of the dismissal of the German Preliminary Proceeding without commencement of a formal insolvency proceeding in Germany, or as soon as practicable thereafter, Winget agrees to contribute to the Company, the Domestic Subsidiaries and/or the Foreign Subsidiaries on an "as is" basis the operations, activities and assets listed on Exhibit A (the "Assets"). Such contribution may be in the form of a direct contribution of the Assets and/or a contribution of the shares of entities which hold the Assets.


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3. Assumption of Liabilities/Related Party Transactions. Any and all liabilities and obligations related to the Assets shall be assumed by the transferees of the Assets. Any and all related party payables and receivables which are owed to or due from the Company, the Domestic Subsidiaries or the Foreign Subsidiaries shall be assumed by the transferees of the Assets.

4. Additional Conditions. The obligations of Winget to make the contribution of the Assets to the Company, the Domestic Subsidiaries and/or the Foreign Subsidiaries under this Agreement are subject to the following conditions.

         4.1 As of the date hereof, the Bondholders shall consent to all of the matters requested in the Consent Solicitation Statement, dated July 15, 2002.

         4.2 As of the date of the contribution of the Assets, neither the Company nor any of the Domestic Subsidiaries or Foreign Subsidiaries shall be in bankruptcy.

         4.3 As of the date of the contribution of the Assets, no Default or Event of Default (as such terms are defined in the Indentures) has occurred under the Indentures and no Default or Unmatured Default (as such terms are defined in the Credit Agreement) has occurred under the Credit Agreement.

5. Termination. In the event that the German Preliminary Proceeding is not dismissed and/or a formal insolvency proceeding is commenced in Germany, this Agreement shall immediately terminate and neither party shall have any rights, liabilities or obligations under this Agreement.

6. General.

         6.1 Entire Agreement. This Agreement, including Exhibit A, sets forth the entire agreement between the parties on this subject and supersedes all prior negotiations, understandings and agreements between the parties concerning the subject matter. No amendment or modification of this Agreement shall be made except by a writing signed by the party to be bound thereby.

         6.2 Governing Law; Consent to Jurisdiction. The Agreement shall be governed by and interpreted in accordance with the laws of the State of Michigan without regard to principles of conflict of laws. The parties agree to submit to the exclusive jurisdiction over all disputes hereunder in the appropriate federal or state courts of the State of Michigan located in Wayne County.

         6.3 Partial Invalidity. Should any provision of this Agreement shall be held to be void, invalid or inoperative, the remaining provisions of this Agreement shall not be affected and shall continue in effect and the invalid provision shall be deemed modified to the least degree necessary to remedy such invalidity.



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         6.4 Notices. Any notice required or permitted to be sent shall be in writing and shall be sent in a manner requiring a signed receipt, such as authenticated facsimile transmission, FedEx or like courier, or if mailed, then mailed by registered or certified mail, return receipt requested. Notice is effective upon receipt. Notices shall be sent to the addresses first set forth above to the attention of the signatories of this Agreement.

         6.5 No Assignment. Neither party shall assign this Agreement or any of its rights and obligations under this Agreement to any other entity without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

         6.6 No Waiver. The failure of either party to partially or fully exercise any right or the waiver by either party of any breach shall not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.





                      [Signatures appear on the next page.]




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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first written above.



                              VENTURE HOLDINGS COMPANY, LLC
                              33662 James J. Pompo Drive
                              P.O. Box 278
                              Fraser, Michigan 48026-0278

                              By:   /s/ Larry Winget

                              Its:  Chairman and Chief Executive Officer



                              /s/ Larry Winget
                              Larry Winget
                              33662 James J. Pompo Drive
                              P.O. Box 278
                              Fraser, Michigan 48026-0278



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                                    EXHIBIT A

                                     ASSETS

1. Real estate currently being leased by the Domestic Subsidiaries for use in their operations from Larry Winget or entities he controls (excluding the Harper facility leased from Harper Properties of Clinton Twp. Limited Partnership).

2. Machinery and equipment currently being leased by the Domestic Subsidiaries and/or Foreign Subsidiaries for use in their operations from Larry Winget or entities he controls.

3. Patents currently being licensed to the Domestic Subsidiaries or Foreign Subsidiaries for use in their operations which are owned by Larry Winget or entities he controls.

4. Sales and/or management commission agreements between the Company, the Domestic Subsidiaries, the Foreign Subsidiaries, Venture Australia or Venture South Africa and Larry Winget or entities he controls, as to sales occurring after the dismissal of the German Preliminary Proceeding without commencement of a formal insolvency proceeding in Germany.

5. Certain engineering and tooling operating activities and assets of Deluxe Pattern Corporation owned by Larry Winget or entities he controls.

6. Operations, activities and assets of Australian based entities which are owned by Larry Winget or entities he controls.

7. Operations, activities and assets of South African based entities owned by Larry Winget or entities he controls.